UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A/A

Amendment No. 7

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MGIC Investment Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	39-1486475
(State of incorporation or organization)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Share Purchase Rights	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:  None

This Amendment No. 7 to the Registration Statement on Form 8-A/A is filed by MGIC Investment Corporation (the “Company”) to (a) amend and restate Item 2 of the Form 8-A filed by the Company on July 27, 1999, as previously amended, to reflect the adoption of an Amendment, dated as of March 11, 2013, between the Company and Wells Fargo Bank, National Association, as successor Rights Agent (the “Rights Agent”), which amended the Company’s existing Amended and Restated Rights Agreement, dated as July 25, 2012, as previously amended, and (b) file the Amendment as Exhibit 4.3 hereto.

Item 2.	Exhibits.

(4.1)

Amended and Restated Rights Agreement, dated as of July 25, 2012, between MGIC Investment Corporation and Wells Fargo Bank, National Association, which includes as Exhibit A thereto the Form of Right Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Shares. [Previously filed as Exhibit 4.1 to Amendment No. 5 to this Registration Statement on Form 8-A/A]

(4.2)

Amendment to Amended and Restated Rights Agreement, dated as of March 4, 2013, between MGIC Investment Corporation and Wells Fargo Bank, National Association. [Previously filed as Exhibit 4.2 to Amendment No. 6 to this Registration Statement on Form 8-A/A]

(4.3)	Amendment to Amended and Restated Rights Agreement, dated as of March 11 2013, between MGIC Investment Corporation and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MGIC INVESTMENT CORPORATION

Date: March 11, 2013	By:	/s/ Jeffrey H. Lane
Jeffrey H. Lane
Executive Vice President, General Counsel and
Secretary

MGIC INVESTMENT CORPORATION

FORM 8-A/A

EXHIBIT INDEX

Exhibit Number	Description

(4.1)

Amended and Restated Rights Agreement, dated as of July 25, 2012, between MGIC Investment Corporation and Wells Fargo Bank, National Association, which includes as Exhibit A thereto the Form of Right Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Shares. [Previously filed as Exhibit 4.1 to Amendment No. 5 to this Registration Statement on Form 8-A/A]

(4.2)

Amendment to Amended and Restated Rights Agreement, dated as of March 4, 2013, between MGIC Investment Corporation and Wells Fargo Bank, National Association. [Previously filed as Exhibit 4.2 to Amendment No. 6 to this Registration Statement on Form 8-A/A]

(4.3)	Amendment to Amended and Restated Rights Agreement, dated as of March 11, 2013, between MGIC Investment Corporation and Wells Fargo Bank, National Association.